Exhibit 10.1

CAPSOURCE FINANCIAL, INC.

SECURITIES PURCHASE AGREEMENT

May 1, 2006

i

EXHIBITS

A	Schedule of Investors
B	Form of Warrant
C	Form of Registration Rights Agreement
D	Form of Voting Agreement and Irrevocable Proxy
E	Wire Transfer Instructions
F	Form of Compliance Certificate
G	Form of Legal Opinion
H	Form of Secretary’s Certificate

SCHEDULES

3.3	Subsidiaries
3.4(e)	Warrants, options or other rights to acquire stock
3.5(a)	Financial Statements; Off balance sheet transactions
3.6(g)	Material changes in compensation
3.6(l)	Debts or other obligations
3.6(n)	Share issuance
3.8(a)	Material Contracts
3.8(c)	Affiliates arrangements
3.9(a)	Intellectual Property Agreements
3.15	Employment Matters
3.16	Debts owed to Affiliates
3.19	Licenses, Permits, etc.
3.23	Broker
3.25	SEC 12 month filing exceptions
3.26	Material Adverse Changes

CapSource Financial, Inc.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated May 1, 2006 (the “Effective Date”), is executed by and between CapSource Financial, Inc., a Colorado corporation (the “Company”), and the entity listed on the Schedule of Investors attached as Exhibit A (the “Investor”). The Company and the Investor are each individually referred to in this Agreement as a “Party,” and are collectively referred to in this Agreement as the “Parties.”

SECTION 1

Purchase and Sale of Securities

          1.1 Sale and Issuance of Securities. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined in Section 1.2), and the Company agrees to sell and issue to the Investor at the Closing, 2,500,000 shares of the Company’s Common Stock, $.01 par value per share (the “Shares”) and a warrant, in the form attached as Exhibit B (the “Warrant”), to purchase 2,500,000 shares of Common Stock at an exercise price of $.90 per share (the “Warrant Shares”) for a purchase price of$.40per Share and Warrant, for the aggregate purchase price of $1,000,000 (the “Purchase Price”). Such Shares together with the Warrants, are collectively referred to herein as the “Securities”.

          1.2 The Closing. The closing of the purchase and sale of the Securities described herein shall take place at the offices of Whitebox Advisors, LLC, 3033 Excelsior Boulevard, Suite 300, Minneapolis, Minnesota 55416, at 8:30 a.m., Minneapolis time, on May 1, 2006 (the “Closing”), or at such other place or different time or day as may be mutually acceptable to the Investor and the Company.

SECTION 2

Deliveries

          2.1 Closing Deliveries.

               (a) At the Closing, the Investor will deliver to the Company (i) an executed counterpart signature page to this Agreement; (ii) executed counterpart signature page to the Registration Rights Agreement dated as of the Effective Date by and among the Company, Randolph M. Pentel and the Investors listed on Exhibit A thereto in the form attached hereto as Exhibit C (the “Registration Rights Agreement”); and (iii) payment of the Purchase Price for the Securities purchased by the Investor at such Closing by (A) certified check payable to the Company; or (B) wire transfer of immediately available funds to the bank account designated on the wire transfer instructions set forth on Exhibit D. This Agreement and the Registration Rights Agreement, together with the exhibits, Schedule of Exceptions (as defined below), and all other documents required to be delivered in connection herewith and therewith, shall be referred to collectively as the “Transaction Agreements.”

SECTION 3

The Company’s Representations and Warranties

Except as set forth on the schedules delivered separately to the Investor in connection with this Agreement (the “Schedules”), the Company represents and warrants to the Investor as of the Effective Date as follows:

          3.1 Organization and Standing. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Colorado and is in good standing under such laws. The Company has the requisite corporate power and authority to own and operate the Company’s properties and assets, and to carry on the Company’s business as presently conducted. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect. No proceeding has been instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. “Material Adverse Effect” shall mean any event, happening, occurrence or development that, individually or in the aggregate, whether or not arising in the ordinary course of business, could reasonably be expected to have a material adverse effect on the Company’s business, operations, properties, prospects, assets, liabilities or condition (financial or otherwise).

          3.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver the Transaction Agreements, to sell and issue the Securities in accordance with this Agreement, to issue Warrant Shares issuable upon exercise of the Warrants, and to carry out and perform the Company’s obligations under the terms of the Transaction Agreements. The Transaction Agreements have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally.

          3.3 Subsidiaries. Except as set forth on Schedule 3.3, the Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association, or other business entity.

          3.4 Capitalization.

               (a) The Company’s authorized capital stock consists of 100,000,000 shares of undesignated stock, of which 12,378,657 shares of Common Stock, par value $.01 per share, were issued and outstanding as of March 27, 2006.

               (b) The outstanding shares of the Company’s Common Stock are duly authorized, validly issued, fully paid, and non-assessable.

               (c) The Company has reserved:

                    (i) 2,875,000 shares of Common Stock for issuance pursuant to this Agreement;

                    (ii) 2,875,000 shares of Common Stock for issuance upon exercise of the Warrant issued pursuant to this Agreement;

                    (iii) 550,000 shares of Common Stock for issuance to employees, directors, consultants, and advisors pursuant to the Company’s 2001 Stock Option Plan under which no options to purchase shares of Common Stock are issued and outstanding as of the Effective Date;

                    (iv) 937,334 shares of Common Stock for issuance in connection with discretionary warrants that have been issued and are outstanding as of the Effective Date; and

                    (v) 4,359,328 shares of Common Stock for issuance in connection with the shares and warrant that will be issued to Mr. Pentel as a result of the conversion by him of his outstanding notes pursuant to Section 6.5 hereof;

               (d) The Shares, when issued, delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable. The Warrant Shares issuable upon exercise of the Warrants have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Warrant, and applicable law, will be validly issued, fully paid, and non-assessable. The Shares and Warrant Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Investor; provided, however, that the Shares and Warrant Shares are subject to transfer restrictions under state and/or federal securities laws and as set forth in the Transaction Agreements. The Shares and Warrant Shares are not subject to any preemptive rights or first refusal rights. Neither the offer nor issuance of the Securities constitutes an event under any anti-dilution provisions of any securities issued or issuable by the Company which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions.

               (e) Except as set forth on Schedule 3.4(e), there are no outstanding agreements or preemptive or similar rights affecting the Company’s capital stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any shares of capital stock of the Company.

               (f) There are no shareholder agreements, voting agreements, proxy rights or other similar agreements with respect to the Company’s Common Stock to which the Company is a party or between or among any of the Company’s shareholders.

          3.5 Financial Statements; Accounts Receivable.

               (a) The Company’s: (i) Form 10-KSB for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2006; and (ii) unaudited balance sheet, statements of operations, shareholders’ equity and cash flow as of and for the three months ended March 31, 2006 (the “Balance Sheet Date”), complete and correct copies of which are attached hereto as Schedule 3.5(a) (collectively, the “Financial Statements”), present fairly the financial position of the Company as of such dates and the results of operations for the periods covered thereby (subject, in the case of the interim financial statements, to year-end audit adjustments) and have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”), except as to the absence of footnotes thereto. Specifically, but not by way of limitation, (x) the balance sheets or notes thereto disclose all of the debts, liabilities and obligations of any nature of the Company properly accrued at December 31, 2005 and at the Balance Sheet Date which, individually or in the aggregate, are material and which in accordance with GAAP would be required to be disclosed in such balance sheets, and the omission of which would, in the aggregate, have a Material Adverse Effect on the Company; (y) except as set forth on Schedule 3.5(a), the Company does not have any off-balance sheet arrangements or transactions; and (z) the Financial Statements include appropriate reserves for all taxes and other liabilities accrued at such date but not yet payable.

               (b) All accounts receivable of the Company referenced in the Financial Statements (except such accounts receivable as have been collected since such date) are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such accounts were sold and delivered in conformity with the applicable purchase orders, payor contracts, agreements and specifications. Such accounts receivable are subject to no valid defense or offsets. The Company’s uncollectible accounts will not exceed the reserves for doubtful accounts.

          3.6 Changes. Since the Balance Sheet Date, the Company has not:

               (a) suffered any change in the Company’s assets, liabilities, financial condition, or operating results, except for changes in the ordinary course of business, none of which have had a Material Adverse Effect;

               (b) suffered any damage, destruction, or loss (whether or not covered by insurance) that, in any case or in the aggregate, have had a Material Adverse Effect;

               (c) agreed to waive or actually waived any valuable right or any material debt owed to the Company;

               (d) suffered any change or amendment to any agreement by which the Company or any of the Company’s assets or properties are bound or subject, except to the extent that any such change or amendment has not had, or will not likely have, a Material Adverse Effect;

               (e) made any loans to the Company’s employees, officers or directors, or to any members of their respective immediate families, other than travel advances and other advances made in the ordinary course of the Company’s business;

               (f) received any Company officer’s resignation or terminated any Company officer;

               (g) except as set forth on Schedule 3.6(g), made any material change in any compensation arrangement or agreement with any employee;

               (h) made any declaration or payment of any dividend or other distribution;

               (i) received notice or become aware that the Company has lost a customer or that any Company customer has canceled a material order, which loss or cancellation would constitute a Material Adverse Effect; or

               (j) suffered any change or amendment to any agreement relating to a change in the contingent obligations of the Company;

               (k) received notice of any labor organization activity related to the Company;

               (l) except as set forth on Schedule 3.6(l), incurred any debt obligation or liability, including any debts assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

               (m) made any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (n) except as set forth on Schedule 3.6(n), issued or sold any partnership interests, shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto other than as contemplated by this Agreement;

               (o) suffered any other event or condition of any character that has had, or could be reasonably expected to have, a Material Adverse Effect; or

               (p) made any arrangement or commitment by the Company to do any of the acts described in (a) through (o) above.

          3.7 Material Obligations. The Company has no liabilities or obligations (whether absolute, accrued, contingent or otherwise), except for such liabilities or obligations specifically reflected in balance sheets in the Financial Statements and current liabilities incurred in the ordinary course of business since the Balance Sheet Date, which are not, either in any individual case or in the aggregate, material to the Company.

          3.8 Material Contracts.

               (a) Set forth on Schedule 3.8(a) is a detailed list of the Company’s bona fide and existing contracts that, individually or in the aggregate, are material to the business, properties, prospects, assets, liabilities or condition (financial or otherwise) of the Company (except as in Section 3.8(a)(ii)) (“Material Contracts”), specifically referring to this Section 3.8 and identifying such contracts in accordance with the following subsections:

                    (i) each license or franchise agreement, either as licensor or licensee or franchisor or franchisee, including any related to intellectual property, or distributor, dealership or sales agency contract, agreement or understanding;

                    (ii) a true and complete description of all real properties owned by the Company;

                    (iii) each indenture, lease, sublease, license or other instrument under which the Company claims or holds a leasehold interest in real property (including any agreement related to the purchase or sale of such assets);

                    (iv) each lease of personal property involving payments remaining to or from the Company in excess of $10,000;

                    (v) each collective bargaining agreement, employment agreement, consulting agreement, noncompetition agreement, nondisclosure agreement, inventions assignment agreement, executive compensation plan, profit sharing plan, bonus plan, restricted stock award agreement, deferred compensation agreement, employee pension retirement plan, employee benefit stock option, stock awards or stock purchase plan, buy-sell agreement and any other employee or shareholder agreements or employee benefit plans, entered into or adopted by the Company;

                    (vi) each bank account (or account with other financial institutions) maintained by the Company, together with the persons authorized to make withdrawals from such account;

                    (vii) the name of each employee of the Company whose salary exceeds $50,000 per year and the remuneration currently payable (including bonus or commission arrangements) to each such employee;

                    (viii) the name, amount and vesting schedule of each employee, officer, director or consultant granted stock options, warrants or other similar rights;

                    (ix) each partnership, joint venture, alliance or other similar agreement or arrangement with another entity;

                    (x) each promissory note, indenture, mortgage, loan agreement, guaranty, security agreement, pledge or similar agreement with any lender;

                    (xi) each agreement granting voting rights, registration rights, first negotiating rights or preemptive rights to a third party; and

                    (xii) each material product development, research, manufacturing, marketing, sales distribution or supply agreement, warranty or indemnification agreement, purchase agreement, royalty agreement, product, patent or trademark licensing or assignment agreement and any other material contract entered into by the Company or by which the Company is bound.

               (b) The Company is not in default or, but for the giving of notice or passage of time would be in default, under any Material Contract.

               (c) Except as set forth on Schedule 3.8(c), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

               (d) There are no agreements, instruments, contracts, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations of, or payments to, the Company in excess of $10,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of “off the shelf products”), (iii) provisions restricting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale of goods and services or license agreements entered into in the ordinary course of business).

               (e) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or Series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to indebtedness and other obligations incurred in the ordinary course of business or as specifically disclosed in the Financial Statements) individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $20,000in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (f) For the purposes of subsections (d) and (e) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          3.9 Intellectual Property.

               (a) The Company owns or possesses sufficient legal rights to all trademarks, service marks, trade names, patents, copyrights, trade secrets, licenses (software or otherwise), information, processes, and similar proprietary rights (collectively, “Intellectual Property”) necessary to the Company’s business as presently conducted. The Company has no knowledge nor has it received notice that the conduct of the Company’s business as presently conducted materially conflicts with or infringes the Intellectual Property Rights of others. Except for agreements with the Company’s own employees or consultants listed in Schedule 3.9(a) and Material Contracts for standard end-user license agreements, and for support/maintenance agreements and agreements entered in the ordinary course of the Company’s business, there are no material outstanding options, licenses, or agreements relating to the foregoing, and the Company is not bound by or a party to any material options, licenses, or agreements with respect to the Intellectual Property of any other person or entity. The Company has not received any written communication alleging that the Company has violated any of the Intellectual Property of any other person or entity. The Company is not obligated to make any payments by way of royalties, fees, or otherwise to any owner of, licensor of, or claimant to any Intellectual Property with respect to the use of such Intellectual Property in connection with the conduct of the Company’s business as presently conducted. There are no material agreements, understandings, instruments, contracts, judgments, orders, or decrees to which the Company is a party or by which the Company is bound that involve indemnification by the Company with respect to Intellectual Property infringements (other than indemnification obligations arising from purchase or sale of goods and services or license and other agreements entered into in the ordinary course of business).

               (b) No employee is obligated under any contract or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would materially interfere with the use of such employee’s best efforts to promote the Company’s interests or that would conflict with the Company’s business as presently conducted. Neither the execution nor delivery of this Agreement, nor the Company employees’ conduct of the Company’s business, nor the Company’s conduct of the Company’s business as presently conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. The Company does not believe that it is or will be necessary to use any inventions of any of the Company’s employees made before their employment by the Company.

               (c) Each Company employee has executed a confidential information, non-competition and invention assignment agreement, substantially in the form(s) made available to the Investor (each, a “Confidentiality Agreement”). No employee has excluded from such employee’s Confidentiality Agreement any works or inventions that were made by such employee before such employee’s employment with the Company and that are also relevant to the Company’s business as currently conducted or as proposed to be conducted. Each Company consultant who has had access to the Company’s intellectual property has entered into an agreement containing appropriate confidentiality, non-competition and invention assignment provisions.

          3.10 Title to Properties and Assets. The Company has good and marketable title to the Company’s properties and assets, and the Company has good title to all of the Company’s leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, or encumbrance, except for (a) liens for current taxes not yet due and payable, (b) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (c) liens in respect of pledges or deposits under workers’

compensation laws or similar legislation, and (d) possible minor liens, encumbrances, and title defects that do not in any case have a Material Adverse Effect on the value of the property subject thereto or have a Material Adverse Effect on the Company’s operations and that have not arisen other than in the ordinary course of the Company’s business.

          3.11 No Defaults. Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or Bylaws. Neither the Company nor any of its subsidiaries is (i) in default under or in violation of any other agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company.

          3.12 Compliance with Other Instruments. The Company’s execution, delivery, and performance of and compliance with the Transaction Agreements and the Company’s issuance of the Securities and, if exercised, the Warrant Shares issuable upon exercise of the Warrants, will not result in any violation of, or conflict with, or constitute a default under, the Articles of Incorporation or Bylaws, each as amended to date, or any of the Company’s agreements, nor result in the creation of any mortgage, pledge, lien, or encumbrance upon any of the Company’s properties or assets.

          3.13 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened in writing against the Company that questions the validity of this Agreement, the other Transaction Agreements, any Material Contracts or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which could be expected to result, either individually or in the aggregate, in any Material Adverse Effect or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened, either verbally or in writing, involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          3.14 Tax Returns and Payments. The Company has filed with appropriate federal, state, and local governmental agencies all tax returns that the Company is required to file. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company have been paid or will be paid before the time they become delinquent. The Company has not been advised in writing or otherwise become aware (a) that any of the Company’s tax returns have been or are being audited as of the Effective Date or (b) of any deficiency in assessment or proposed judgment with respect to the Company’s federal, state, or local taxes.

          3.15 Employees.

               (a) The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or threatened with respect to the Company. No employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information and invention assignment agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. Except as set forth on Schedule 3.15, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

               (b) Each officer and key employee of the Company is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise, and all officers and key employees have signed and are subject to noncompetition agreements in connection with their employment by the Company.

          3.16 Related Party Obligations. Except as set forth on Schedule 3.16, no Company employee, officer, director or shareholder, and no immediate family member of any Company employee, officer, director, or shareholder, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of such persons other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on the Company’s behalf, and/or (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Company’s Board of Directors and stock purchase agreements approved by the Company’s Board of Directors). None of such persons have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship or in any firm or corporation that competes with the Company, except in connection with the ownership of stock in publicly-traded companies. No Company employee, officer, director, or stockholder, nor any their immediate family members, is, directly or indirectly, interested in any Material Contract with the Company (other than such Material Contracts that relate to any such person’s ownership of Company capital stock or other Company securities).

          3.17 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no expenditures are or are reasonably anticipated to be required in order to comply with any such existing statute, law or regulation. During the period that the Company has owned or leased its properties and facilities, (i) there have been no disposals, releases or threatened releases of Hazardous Materials (as defined below) by the Company on, from or under such properties or facilities, and (ii) other than normal office products and cleaning supplies, it has not used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials. For purposes of this Section, the terms “disposal,” “release” and “threatened release” shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq. as amended (“CERCLA”). For the purposes of this Section, “Hazardous Materials” shall mean any hazardous or toxic substance, material or waste, which is regulated under, or defined as a “hazardous substance,” “pollutant,” “contaminant,” “toxic chemical,” “hazardous material,” “toxic substance” or “hazardous chemical” under (1) CERCLA; (2) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 11001, et seq.; (3) the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; (4) the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq.; (5) the Occupational Safety and Health Act of 1970, 29

U.S.C. Section 651, et seq.; (6) regulations promulgated under any of the above statutes; or (7) any applicable state or local statute, ordinance, rule or regulation that has a scope or purpose similar to those statutes identified above.

          3.18 Condition of Properties. The offices and material equipment, inventory and other assets of the Company have been kept in reasonable condition and repair in the ordinary course of business, are reasonably fit and suitable for the purposes for which they are being used and are believed by the Company to conform in all material respects with applicable ordinances, regulations and laws.

          3.19 Licenses. The Company possesses from the appropriate agency, commission, board and government body and authority, whether state, local, federal or foreign, all licenses, permits, authorizations, approvals, franchises and rights which (i) are necessary for it to engage in the business currently conducted by it, and (ii) if not possessed by the Company, would have a Material Adverse Effect. A list of all material licenses, permits, approvals and similar rights currently in effect is set forth on Schedule 3.19.

          3.20 Insurance. The Company has in full force and effect fire and casualty insurance policies and insurance against other hazards, risks, and liabilities to persons and property to the extent and in the manner customary for similarly situated companies in similar businesses, and such insurance policies have been issued by financially sound, duly licensed and reputable insurers.

          3.21 Consent. Other than the declaration of effectiveness by the SEC of any registration statement required to be filed pursuant to the Registration Rights Agreement, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or any of its affiliates, the NASD, OTC Bulletin Board or the Company’s shareholders is required for execution of the Transaction Agreements, including, without limitation the issuance and sale of the Securities and the performance of the Company’s obligations under the Transaction Agreements.

          3.22 Offering. Subject in part to the accuracy of the Investor’s representations and warranties in Section 4, the offer, sale, and issuance of the Securities in compliance with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any applicable state securities laws.

          3.23 Brokers or Finders. Except as set forth on Schedule 3.23, the Company has not engaged any brokers, finders, or agents, and the Investor has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Transaction Agreements.

          3.24 No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock of the Company to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued.

          3.25 Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Sections 15(d) and 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) and has a class of common stock registered pursuant to Section 12(g) of the Exchange Act. The Company’s Common Stock is listed on the OTC Bulletin Board. Pursuant to the provisions of the

Exchange Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Securities and Exchange Commission (together with any and all filings made under the Securities Act, the “SEC Filings”) during the preceding twelve months except as set forth on Schedule 3.25 hereto.

          3.26 Information Concerning Company. The Company’s SEC Filings contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the Balance Sheet Date and except as stated in Schedule 3.26, there has been no material adverse change in the Company’s business, financial condition or affairs that has not been disclosed in an SEC Filings as required by the Exchange Act, not disclosed in the SEC Filings. The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact in light of the circumstances when made required to be stated therein or necessary to make the statements therein not misleading.

          3.27 Stop Transfer Order. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of the Securities, except as may be required by federal securities laws, in which case the Company will promptly provide written notice of such stop order with an explanation of the basis for such stop order to the Investor as provided below in Section 5.1.

          3.28 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of OTC Bulletin Board nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings. The Company has not conducted and will not conduct any offering other than the transactions contemplated hereby that will be integrated with the issuance of the Securities.

          3.29 No General Solicitation. Neither the Company, nor any of its affiliates or any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

          3.30 Listing. The Company’s Common Stock is quoted on, and listed for trading on the OTC Bulletin Board. The Company has not received any oral or written notice that its Common Stock will be delisted from the OTC Bulletin Board or that the Common Stock does not meet all requirements for the continuation of such listing, and the Company is not aware of any event or circumstance that will or may cause the Company’s Common Stock to be delisted from the OTC Bulletin Board.

          3.31 Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof, and, unless the Company otherwise notifies the Investor in writing prior to the Closing Date, shall be true and correct as of the Closing Date.

          3.32 Disclosure. To the best knowledge of the Company, the Company has made available to the Investor, all the information that the Investor has requested for deciding whether to purchase the Securities. Neither the Transaction Agreements nor any other documents or certificates delivered in connection with this Agreement, which shall include the Company’s SEC Filings, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

SECTION 4

The Investor’s Representations and Warranties

As a material inducement to the Company to enter into this Agreement and consummate the transactions contemplated hereby, the Investor hereby makes to the Company the representations and warranties contained in this Section 4.

          4.1 No Registration. The Investor understands and expressly acknowledges that the Securities have not been, and will not be, registered under the Securities Act in reliance on a specific exemption from the Securities Act’s registration provisions, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed in this Agreement or otherwise made pursuant to this Agreement.

          4.2 Investment Intent. The Investor is acquiring the Securities for investment for the Investor’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of the Securities.

          4.3 Investment Experience. The Investor (or the Investor’s purchaser representative, within the meaning of Regulation D, Rule 501 (h) promulgated by the SEC), has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that the Investor or such purchaser representative is capable of evaluating the merits and risks of the Investor’s investment in the Company and has the capacity to protect the Investor’s own interests. The Investor has received, carefully reviewed and understands the terms and conditions set forth in this Agreement and the other Transaction Agreements which contains the financial statements of the Company and other information important to an investment in the Company.

          4.4 Speculative Nature of Investment. The Investor understands and expressly acknowledges that the Investor’s investment in the Company is speculative and entails a substantial degree of risk and the Investor is in a position to lose the entire amount of the Investor’s investment.

          4.5 Access to Data and Documentation. The Investor acknowledges that it has reviewed this Agreement, along with the Exhibits and Schedules attached hereto, and the other Transaction Agreements and made its own investigation of the Company, its business, personnel and prospects; has had an opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management and the terms of this investment. The Investor has also had an opportunity to ask questions of the Company’s officers, which questions were answered to the Investor’s full satisfaction, and obtain such additional information and documents as the Investor considers necessary or advisable in order to form a decision concerning an investment in the Company. This Section 4.5 does not limit or modify the Company’s representations and warranties contained in Section 3 or the Investor’s right to rely on the Company’s representations and warranties.

          4.6 Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501 (a), promulgated by the Securities and Exchange Commission.

          4.7 Residency. The Investor’s place and state of residency, or, in the case of a partnership, corporation, or other entity, such entity’s principal place of business, is correctly set forth on Exhibit A.

          4.8 Rule 144. Investor acknowledges and agrees that the Shares, and, if issued, the Warrant Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act, as in effect from time to time, and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Investor has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

          4.9 Authorization.

               (a) The Investor has all requisite power and authority to execute and deliver the Transaction Agreements, to purchase the Securities under this Agreement, and to carry out and perform the Investor’s obligations under the terms of the Transaction Agreements. All action required by the Investor for the authorization, execution, delivery, and performance of the Transaction Agreements, and the performance of all of the Investor’s obligations under the Transaction Agreements, has been taken.

               (b) The Transaction Agreements, when executed and delivered by the Investor, will constitute the Investor’s valid and legally binding obligations, enforceable in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable law and public policy principles, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies or by general equity principles.

          4.10 Further Limitations on Disposition. The Investor hereby acknowledges and agrees to be bound by the transfer restrictions associated with the Securities set forth in the Registration Rights Agreement. In addition, the Investor hereby acknowledges and agrees as follows:

               (a) Without in any way limiting the representations and warranties set forth elsewhere in this Section 4 or any covenants set forth in this Agreement, the Investor agrees not to make any disposition of all or any portion of the Securities unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (ii) the Investor will have notified the Company of the proposed disposition and, if reasonably requested by and at the sole expense of the Company, the Investor will have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will be exempt from registration under the Securities Act.

               (b) Notwithstanding the foregoing subsection, no such registration statement or opinion of counsel will be necessary for a transfer by the Investor:

                    (i) to a fund, partnership, limited liability company, or other entity that is affiliated with the transferring Investor;

                    (ii) to a partner or member (or retired partner or member) of the transferring Investor, or to the estate of any such partner or member (or retired partner or member);

                    (iii) to the transferring Investor’s spouse, siblings, lineal descendants, or ancestors by gift, will, or intestate succession; or

                    (iv) in compliance with Rule 144(k) (or any successor provision) of the Securities Act so long as the Company is furnished with satisfactory evidence of full compliance with Rule 144(k) (or any successor provision); provided, however, that, in the case of Section 4.10(b)(i), Section 4.10(b)(ii), or Section 4.10 (b)(iii), the transferee agrees in writing to be subject to the terms of this Agreement and other Transaction Agreements to the same extent as if such transferee were an original Investor under this Agreement; provided, further, however, that any proposed purchaser, assignee, transferee or pledgee be an “accredited investor” and that the Securities have been held for twelve months from the date of the Closing and applicable to any such Securities. The Investor will cause any proposed purchaser, assignee, transferee, or pledgee of any Securities held by the Investor to take and hold such securities subject to the provisions and upon the conditions of this Agreement. The Investor consents to the Company’s making a notation on the Company’s records and giving instructions to any transfer agent for the Company’s capital stock to implement the transfer restrictions established in this Agreement.

          4.11 Legend; Restriction on Transfer. The Investor understands and agrees that the certificates evidencing the Shares and Warrant Shares, or any other securities issued in respect thereof upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, will bear the legend required by the Transaction Agreements, and federal and state securities laws, including the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CAPSOURCE FINANCIAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

          4.12 Warrant Legend. The Warrants shall bear the following legend:

“THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAW. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CAPSOURCE FINANCIAL, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

SECTION 5

Covenants of the Company

The Company covenants and agrees with the Investor as follows:

          5.1 Stop Orders. The Company will advise the Investor, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority, of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose, and such notice shall include an explanation of the basis for any such order, suspension or proceeding.

          5.2 Listing. The Company shall promptly secure the listing of the Shares and Warrant Shares issuable upon exercise of the Warrants on the OTC Bulletin Board (subject to official notice of issuance) and shall maintain such listing so long as any of the Shares, Warrant or Warrant Shares are held by the Investor. The Company will maintain the listing of its Common Stock on the OTC Bulletin Board or, in the alternative, a national securities exchange or automated quotation system, such as the NASDAQ SmallCap Market or American Stock Exchange, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (“NASD”) and the OTC Bulletin Board. The Company will provide the Investor with copies of all notices it receives notifying the Company of the threatened or actual delisting of the Common Stock from the OTC Bulletin Board provided the provisions of such information to the Investor would not violate the provisions of Regulation FD under the Securities Act.

          5.3 Market Regulations. The Company shall notify the SEC, NASD, the OTC Bulletin Board and applicable state authorities, in accordance with their requirements, if any, of the transactions contemplated by the Transaction Agreements, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Investor and promptly provide copies thereof to the Investor.

          5.4 Reporting Requirements. From the Closing Date and until three (3) years following the earlier of the expiration or exercise of the Warrants, the Company will (i) cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) comply with all reporting requirements that is applicable to an issuer with a class of Shares registered pursuant to Section 12(g) of the Exchange Act, and (iv) comply with all requirements related to the registration statement filed with the SEC covering the Shares and Warrant Shares under the terms of the Registration Rights Agreement (the “Registration Statement”). The Company will use its best efforts not to take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts so long as any of the Shares, Warrants or Warrant Shares are held by the Investor.

          5.5 Use of Proceeds. The Company shall use the proceeds from this offer and sale of the Securities for the acquisition of Prime Time Equipment, Inc. and for general corporate purposes; provided, however, that at no time may the Company utilize such proceeds for payment of or reduction of any indebtedness of the Company, whether now existing or hereinafter incurred.

          5.6 Reservation of Common Stock. The Company shall reserve from its authorized but unissued Common Stock, for as long as the Warrants remain outstanding, one share of Common Stock for each Warrant Share issuable from time-to-time upon exercise of the Warrants.

          5.7 Designation of Board Member. The Company agrees to enter into and deliver to the Investor a Voting Agreement and Irrevocable Proxy, in the form attached hereto as Exhibit D, pursuant to which the Company shall cause to be nominated for, and Randolph Pentel agrees to vote all of the Common Stock beneficially owned by him in favor of, the election of one (1) individual to be designated from time to time by the Investor as a member of the Company’s Board of Directors (the “Designated Director”), to serve until such time as the Investor no longer hold any of the Shares, Warrants or Warrant Shares. The Company also agrees that, within fifteen (15) days following the Closing, it shall undertake to cause its Board of Directors to perform all steps necessary (including, if appropriate, an action to increase the size of the board to create a directorship vacancy as permitted by Section 3.11 of the

Company’s Bylaws), to appoint the Designated Director to serve as a director of the Company until the Company’s next annual meeting of shareholders or until his or her successor is duly elected and qualified.

          5.8 Taxes. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, except that the Company will pay all such contested taxes, assessments, charges or levies immediately upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

          5.9 Insurance. The Company will keep its assets which are of an insurable character insured by financially sound, duly licensed and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound, duly licensed and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

          5.10 Books and Records. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

          5.11 Governmental Authorities. The Company shall duly observe and conform to all applicable requirements of governmental or quasi-governmental authorities relating to the conduct of its business or to its properties or assets.

          5.12 Intellectual Property. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use intellectual property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

          5.13 Properties. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect

          5.14 Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless the Company otherwise notifies the Investor prior to the Closing Date (as hereinafter defined), shall be true and correct as of the Closing Date.

SECTION 6

Investor’s Closing Conditions

The Investor’s obligation to purchase the Securities at a Closing is subject to the fulfillment, on or before such Closing, of each of the following conditions, unless waived by such Investor:

          6.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 (as modified by the disclosures on the Schedule of Exceptions which may be updated from time to time in connection with the Closing) will be true and correct in all respects as of the Closing.

          6.2 Covenants. All covenants, agreements, and conditions contained in this Agreement to be performed by the Company on or before the Closing will have been performed or complied with in all material respects on or before such Closing.

          6.3 Blue Sky. The Company will have received all necessary Blue Sky law permits and qualifications, or have available corresponding exemptions, as required by any state for the offer and sale of the Shares and the Common Stock issuable upon conversion of the Shares.

          6.4 Due Diligence. The Investor will have completed, as determined in its sole discretion, the Investor’s legal and financing due diligence review of the Company, and such review will have been determined by the Investor to be satisfactory.

          6.5 Convertible Debt. The Company’s outstanding indebtedness owed to Randolph M. Pentel together with all accrued but unpaid interest thereon, which totals $871,865.89 as of May 1, 2006, will have converted into shares and warrants to purchase shares of the Company’s Common Stock at the same price per share and warrant paid by the Investor for the purchase of Shares and Warrants hereby, and the Investor will have received satisfactory evidence thereof; provided that such shares and warrant shares received by Randolph M. Pentel upon the completion of the foregoing conversion shall be subject to and entitled to the benefits of the Registration Rights Agreement, in the form attached hereto as Exhibit C, to the same extent as the Investor’s Shares and Warrant Shares, and Randolph M. Pentel shall be party to such Registration Rights Agreement.

          6.6 Registration Rights Agreement. The Company, Randolph M. Pentel and the Investor will have executed and delivered the Registration Rights Agreement in the form attached as Exhibit C, which shall be in a form acceptable to the Investor in its sole discretion.

          6.7 Voting Agreement. The Company, Randolph M. Pentel and the Investor will have executed and delivered the Voting Agreement and Irrevocable Proxy in the form attached as Exhibit C, which shall be in a form acceptable to the Investor in its sole discretion.

          6.8 Reservation of Shares of Conversion Stock. The Shares and Warrant Shares shall have been duly authorized and reserved for issuance.

          6.9 Payment of Fees. All fees required to be paid at the Closing under Section 8.4 shall have been paid.

          6.10 [Intentionally Omitted]

          6.11 Compliance Certificate. The Company will have delivered to counsel for the Investor, a certificate, executed on the Company’s behalf by the Company’s Chief Financial Officer, in substantially the form attached as Exhibit F, certifying the satisfaction of the closing conditions listed in Section 6.1 and Section 6.2.

          6.12 Legal Opinion. The Investor will have received from the Company’s legal counsel a legal opinion, dated as of the Effective Date, in substantially the form attached as Exhibit G.

          6.13 Secretary’s Certificate. The Company will have delivered to counsel for the Investor, a certificate, executed on the Company’s behalf by the Company’s Secretary, in substantially the form attached as Exhibit H.

          6.14 Consents; Permits and Waivers. The Company shall have obtained any and all consents, authorizations, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement and the other Transaction Agreements.

          6.15 Proceedings and Documents. The Investor’s counsel will have reasonably approved (a) all proceedings undertaken in connection with the transactions contemplated by the Transaction Agreements and (b) all documents and instruments incident to such proceedings.

SECTION 7

The Company’s Closing Conditions

The Company’s obligation to sell and issue the Securities at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived by the Company:

          7.1 Representations and Warranties. The representations and warranties contained in Section 4 of the Investor at the Closing will be true and correct when made and will be true and correct as of the date of such Closing.

          7.2 Covenants. All covenants, agreements, and conditions contained in the Transaction Agreements to be performed by Investor on or before the Closing will have been performed or complied with in all material respects as of the Closing.

          7.3 Compliance with Securities Laws. The Company will be satisfied that the offer and sale of the Securities will be qualified or exempt from registration or qualification under all applicable federal and state securities laws.

          7.4 Registration Rights Agreement. The Company, Randolph M. Pentel and the Investor will have executed and delivered the Registration Rights Agreement in the form attached as Exhibit C.

          7.5 [Intentionally Omitted]

          7.6 Consents and Waivers. The Company will have received any and all consents, permits, and waivers necessary or appropriate for consummating the transactions contemplated by the Transaction Agreements.

          7.7 Proceedings and Documents. The Company’s counsel will have reasonably approved (a) all corporate proceedings and other proceedings undertaken in connection with the transactions contemplated by the Transaction Agreements at the Closing, and (b) all documents and instruments incident to such proceedings.

SECTION 8

Miscellaneous

          8.1 Opinion. The offer and sale of the Securities is being made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, afforded by Rule 506 of Regulation D promulgated thereunder. On the Closing Date, the Company will provide an opinion reasonably acceptable to the Investor from the Company’s legal counsel opining on the availability of the Regulation D exemption as it relates to the offer and issuance of the Securities. A form of the legal opinion is annexed hereto as Exhibit G. The Company will provide, at the Company’s expense, such other legal opinions in the future as are reasonably necessary for the exercise of the Warrants.

          8.2 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term of this Agreement may be amended, waived, discharged, or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investor.

          8.3 Notices. All notices and other communications required or permitted under this Agreement or under any other Transaction Agreement will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by facsimile, sent by electronic mail, or otherwise delivered by hand or by messenger addressed:

               (a) if to the Company, to:

CapSource Financial, Inc.	CapSource Financial, Inc.
2305 Canyon Boulevard	1729 Donegal Drive
Suite 103	Woodbury, MN 55125
Boulder, CO 80302	Attn: Steven Reichert, Secretary
Attn: Fred C. Boethling, CEO	Facsimile number: (651) 578-6614
Facsimile number: (303) 245-0521

with a copy by facsimile only to:

Rider Bennett LLP
33 South 6th St.
Minneapolis, MN 55402
Attn: David B. Dean
Facsimile number: (612) 337-7616

               (b) if to the Investor, to the name, address and telecopy number set forth on Exhibit A for the Investor.

               (c) Each such notice or other communication will, for all purposes of this Agreement and the other Transaction Agreements, be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after such communication has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as specified above or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, when directed to the electronic mail address set forth on Exhibit A.

          8.4 Payment of Fees; Option.

               (a) Legal Fees of Investor. The Company shall pay to legal counsel for the Investor all legal fees and expenses incurred by the Investor and its advisors, Whitebox Advisors, LLC (“Whitebox Advisors”), in connection with this Agreement, the other Transaction Agreements and the Registration Statement, including but not limited to any and all fees and expenses related to due diligence or other matters relating to or arising out of any of the foregoing.

               (b) Origination Fee; Option to Purchase Additional Securities.

                    (i) The Company will pay to Whitebox Advisors an origination fee equal to two percent (2%) of the Purchase Price for the Securities sold pursuant to this Agreement (“Origination Fee”). The Origination Fee shall be paid to Whitebox Advisors on the Closing Date by wire transfer to the account so designated by Whitebox Advisors.

                    (ii) For a period of 180 days from the Closing Date, the Investor will have the option, in its sole discretion, to subscribe for and purchase from the Company an additional 375,000 Shares at a purchase price of $.40 per share and a Warrant to purchase 375,000 Warrant Shares with an exercise price of $.90 per share. Upon subscription for and purchase of such additional Shares and Warrants, the Company will issue and deliver to the Investor, certificates representing the Shares along with a Warrant for the purchase of such Warrant Shares in form of attached hereto as Exhibit B.

               (c) Indemnification for Fees. The Company on the one hand, and the Investor on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any other persons claiming brokerage commissions, finder’s fees or other similar payments, except as specified in Section 8.4(b) above, on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions. Except as set forth in Section 8.4(b) or on Schedule 3.23, the Company represents that there are no other parties entitled to receive fees, commissions, or similar payments in connection with this Agreement.

          8.5 Governing Law. This Agreement will be governed in all respects by the internal laws of the State of Minnesota as applied to agreements entered into among Minnesota residents to be performed entirely within Minnesota, without regard to Minnesota conflicts-of-law principles.

          8.6 Survival. The representations, warranties, covenants, and agreements made in this Agreement will survive any investigation made by any Party and the closing of the transactions contemplated by this Agreement.

          8.7 Successors and Assigns. This Agreement, and any and all rights, duties, and obligations under this Agreement, will not be assigned, transferred, delegated, or sublicensed by any Party without the other Party’s prior written consent. Any attempt by any Party without such prior written consent to assign, transfer, delegate, or sublicense any rights, duties, or obligations that arise under this Agreement will be void. Subject to the foregoing and except as otherwise provided in this Agreement, the provisions of this Agreement will inure to the benefit of, and be binding upon, the Parties’ respective successors, assigns, heirs, executors, and administrators.

          8.8 Entire Agreement. The Transaction Agreements constitute the full and entire understanding and agreement between the Parties with regard to the subject matter hereof and thereof, and no Party will be liable or bound to any other Party in any manner with regard to the subject matter hereof or thereof by any warranties, representations, or covenants, in each case except as specifically set forth in the Transaction Agreements.

          8.9 Delays or Omissions. Except as expressly provided in this Agreement, no delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default of any other Party under this Agreement will impair any such right, power, or remedy of such non-defaulting Party, nor will such delay or omission be construed to be a waiver of any such breach or default, or an acquiescence in such breach or default, or of or in any similar breach or default subsequently occurring, nor will any waiver of any single breach or default be deemed a waiver of any other previous or subsequent breach or default. Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, will be cumulative and not alternative.

          8.10 Severability. Unless otherwise expressly provided in this Agreement, each Investor’s rights under this Agreement and under the other Transaction Agreements are several rights, not rights jointly held with any of the other Investors. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, then this Agreement will continue in full force and effect without such illegal, unenforceable, or void provision, and the Parties agree to negotiate, in good faith, a legal and enforceable substitute provision which most nearly effects the Parties’ intent in entering into this Agreement as expressed in this Agreement.

          8.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits, and schedules will, unless otherwise provided, refer to sections and paragraphs of this Agreement and exhibits and schedules attached to this Agreement.

          8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be enforceable against the Parties actually executing such counterparts, and all of which together will constitute one instrument.

          8.13 Facsimile Execution and Delivery. A facsimile or other reproduction of this Agreement and/or the other Transaction Agreements may be executed by one or more Parties, and an executed copy of this Agreement and/or the other Transaction Agreements may be delivered by one or more Parties by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery will be considered valid, binding, and effective for all purposes. At any Party’s request, all Parties agree to execute an original of this Agreement and/or any other Transaction Agreements as well as any facsimile or other reproduction hereof and/or thereof.

          8.14 Jurisdiction and Venue. With respect to any disputes arising out of or related to this Agreement or to any other Transaction Agreement, the Parties consent to the exclusive jurisdiction of, and venue in, the state courts in Hennepin County, Minnesota (or, in the event of exclusive federal jurisdiction, the federal courts of the District of Minnesota).

          8.15 Further Assurances. Each Party agrees to execute and deliver, by the proper exercise of such Party’s corporate, limited liability company, partnership, or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully perform this Agreement.

          8.16 Construction. The Parties have participated jointly in negotiating and drafting this Agreement and the other Transaction Agreements. If any ambiguity, question of intent, or question of interpretation arises with respect to this Agreement or any other Transaction Agreement, then this Agreement or that other Transaction Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement or of any other Transaction Agreement. As used in this Agreement and in the other Transaction Agreements, the word “including” means “including, without limitation.”

[signature page follows]

The Parties have executed this Securities Purchase Agreement as of the Effective Date.

CAPSOURCE FINANCIAL, INC.,

By:

Steven Reichert
Vice President and Secretary

INVESTOR:

WHITEBOX INTERMARKET PARTNERS L.P.

By:

Jonathan D. Wood
Chief Financial Officer

EXHIBIT A

Schedule of Investor

Investors	Securities Being Acquired	Purchase Price

Whitebox Intermarket Partners L.P.	2,500,000 Shares and a warrant to purchase 2,500,000 Shares	$1,000,000
3033 Excelsior Boulevard, Suite 300
Minneapolis, Minnesota 55416
Attn: Jonathan Wood
Facsimile number: (612) 253-6151

A-1

EXHIBIT B

Form of Warrant

See Exhibit 4.3 to this Current Report on Form 8-K/A.

B-1

EXHIBIT C

Form of Registration Rights Agreement

See Exhibit 4.1 to this Current Report on Form 8-K/A.

C-1

EXHIBIT D

Form of Voting Agreement and Irrevocable Proxy

See Exhibit 4.2 to this Current Report on Form 8-K/A.

D-1

EXHIBIT E

Wire Transfer Instructions *

*	Portions of this document have been omitted pursuant to a request for confidential treatment. Such material has been filed separately with the Securities and Exchange Commission.

E-1

EXHIBIT F

Form of Compliance Certificate

(attached)

F-1

CAPSOURCE FINANCIAL, INC.

COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 6.11 of that certain Securities Purchase Agreement dated as of May 1, 2006 (the “Agreement”) by and among CapSource Financial, Inc., a Colorado corporation (the “Company”) and the Investor listed on Exhibit A to the Agreement. Unless otherwise defined herein, capitalized terms used herein have the meaning ascribed to them in the Agreement.

The undersigned hereby certifies that:

1.           The representations and warranties set forth in Section 3 of the Agreement (as modified by the disclosures on the Schedule of Exceptions) are true and correct in all respects at and as of the date hereof.

2.           The Company has performed or complied in all respects with all of the covenants, agreements and conditions required to be performed by it under the Agreement as of the date hereof.

3.           The Agreement and other Transaction Agreements to which the Company is a party have been duly executed and delivered on behalf of the Company by Steven Reichert, as Vice President and Secretary of the Company, who was duly elected or appointed, qualified and authorized to act in such capacity at the time of the execution and delivery thereof.

Dated:	May 1, 2006
Steven J. Kutcher Chief Financial Officer

EXHIBIT A

WRITTEN ACTION

OF THE

BOARD OF DIRECTORS

OF

CAPSOURCE FINANCIAL, INC.

Pursuant to the provisions of Colorado Statutes Section 7-108-202, the undersigned, being all of the members of the Board of Directors of CapSource Financial, Inc., a Colorado corporation (the “Company”), do hereby authorize, consent to and approve the following actions and resolutions by and on behalf of the Board of Directors of the Company in lieu of holding a meeting:

WHEREAS, the Board of Directors (“Board”) has deemed it advisable and in the best interest of the Company to take the following actions: (1) enter into a Securities Purchase Agreement for the investment of capital into the Company in return for issuance of Common Stock and Warrants to purchase Common Stock of the Company to Whitebox Intermarket Partners, L.P., (“Whitebox”) and Pandora Select Partners, L.P., (“Pandora”) (collectively, “Investors”); (2) as a condition to the foregoing to convert debt of the Company owed to and held in the name of Randolph M. Pentel including all principal and accrued interest in the amount of $871,865.89 at the conversion price of $0.40 per share into 2,179,664 shares of common stock; (3) to register the Common Stock issued to the Investors, underlying the Warrants and issued to Randolph M. Pentel as a result of the debt conversion under the Securities and Exchange Act; (4) to approve a floor-planning financing; with Navistar: and (5) to approve the proposed purchase of assets from Prime Time Equipment, Inc. by CapSource Equipment Company, Inc., the Company’s wholly-owned subsidiary;

NOW THEREFORE, BE IT: RESOLVED, that the actions of the directors and officers of the Company in preparing for, negotiating and completing the Securities Purchase Agreement and related documents substantially in the form attached hereto as Exhibit A are hereby in all respects approved, ratified and confirmed, and the Board hereby authorizes and reserves for issuance 5,750,000 shares of the Company’s Common Stock to the Investors at a purchase price of $0.40 per share (the “Shares”) and warrants (the “Warrants”), to purchase an additional 5,750,000 shares of Common Stock at an exercise price of $.90 per share (the “Warrant Shares”);

FURTHER RESOLVED, that for a period of 180 days from the Closing date, the Company grants to the Investors the option to subscribe for and purchase from the Company, and the Company hereby authorizes and reserves for issuance an additional 750,000 Shares at a purchase price of $.40 per share and Warrants to purchase an additional 750,000 Warrant Shares at an exercise price of $.90 per share;

FURTHER RESOLVED, that debt of the Company owed to and held in the name of Randolph M. Pentel, including all principal and accrued interest in the amount of $871,865.89 be converted at the conversion price of $0.40 per share into 2,179,664 shares of Common Stock of the Company (“Pentel Shares”);

FURTHER RESOLVED, that a registration statement covering the Shares, Warrant Shares and Pentel Shares be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended, to enable the resale of such shares on the Over-the- Counter Bulletin Board;

FURTHER RESOLVED, that the Navistar floor-planning financing as presented to the Board and attached as Exhibit B is hereby approved, ratified and confirmed;

FURTHER RESOLVED, that the proposed purchase of assets from Prime Time Equipment, Inc., a California corporation, by CapSource Equipment Company, Inc., the Company’s wholly-owned subsidiary; on the terms presented to the Board and attached as Exhibit C is hereby approved, ratified and confirmed;

FURTHER RESOLVED, that each officer of the Company is hereby authorized to take all such other actions including the execution and delivery of all documents and making all arrangements for the completion of any and all documentation and the payment of all fees, as shall in the good faith judgment of such officers be necessary or appropriate to finalize and give effect to the foregoing transactions;

FURTHER RESOLVED, that all actions taken by the officers of the Company prior to the date hereof in connection with preparing for, negotiating and completing of the actions referenced herein and all related documents are hereby approved, ratified and confirmed in all respects;

FURTHER RESOLVED, that this Written Action may be executed in one or more counterparts, the effect being a combination of each merged into a single document.

[Signatures on Following Page]

2

The foregoing actions and resolutions are hereby adopted by and on behalf of the Board of Directors of the Company effective as of the April 21, 2006, in lieu of holding a meeting of the Board of Directors for these purposes.

/s/ Fred C. Boethling
Fred C. Boethling

/s/ Lynch Grattan
Lynch Grattan

/s/ Wayne Hoovestal
Wayne Hoovestol

/s/ Randolph M. Pentel
Randolph M. Pentel

/s/ Steven E. Reichert
Steven E. Reichert

3

EXHIBIT B

See Exhibit 3.2 to CapSource’s Registration Statement on Form SB-2 filed October 7, 2002, as amended by CapSource’s Amendment No. 1 to Form SB-2 filed December 9, 2002.

EXHIBIT G

Form of Legal Opinion

(attached)

G-1

David B. Dean

(612) 340-8916

dbdean@riderlaw.com

May 1, 2006

Whitebox Intermarket Partners, L.P. 3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416	Pandora Select Partners L.P. 3033 Excelsior Boulevard Suite 300 Minneapolis, MN 55416

Re:	Securities Purchase Agreement (the "Agreement") dated as of May 1, 2006, by and among CapSource Financial, Inc., a Colorado corporation ("CapSource"),

Ladies and Gentlemen:

We have acted as counsel to CapSource in connection with the Agreement. In this connection, we have examined the Agreement, and the following documents, all of which are dated as of May 1, 2006 (collectively referred to as the "Documents"):

1.	Warrant Agreement among CapSource and the Investors (as defined in the Agreement);
2.	Registration Rights Agreement executed among CapSource, the Investors and Randolph M. Pentel; and
3.	Voting Agreement and Irrevocable Proxy among CapSource, the Investors and Randolph M. Pentel (“Voting Agreement”).

In addition, we have examined the Articles of Incorporation and By-Laws, as amended to the date hereof, of CapSource, and resolutions adopted by the Board of Directors of CapSource pertaining to authorization of those transactions contemplated by the Documents, and have made such further investigation and examined such further documents as we deemed necessary to render opinions on the matters hereinafter set forth. This Opinion Letter is being delivered to you pursuant to Section 8.1 of the Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined as set forth in the Agreement or the Accord as that term is defined below.

Assumptions

In rendering the opinions contained herein we have assumed:

1.           That the Investors are a limited partnerships duly organized, existing and in good standing under the laws of the jurisdiction of their formation, with the power to carry on their

RIDER BENNETT, LLP

Whitebox Intermarket Partners, L.P.

May 1, 2006

businesses, to enter into the Documents and to consummate the transactions contemplated by the Documents.

2.	The Documents were duly authorized by the Investors.

3.           That the Investors will enforce their rights under the Documents in a commercially reasonable manner.

4.           The genuineness of signatures other than the signature(s) of CapSource and Pentel, the authenticity and completeness of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies and the authenticity and completeness of such copies, the correctness and due authorization of all certifications or statements reviewed by us of public officials, and the due recording or filing of the Documents, if any, in accordance with applicable laws.

5.           To the extent that the obligations of the CapSource may be dependent upon such matters, we have assumed for purposes of this Opinion, the capacity of all natural persons and, other than with respect to CapSource and Pentel, that each additional party to the agreements and contracts referred to herein other than a natural person is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; that each such other party other than a natural person has the requisite corporate or other organizational power and authority to perform its obligations under such agreements and contracts, as applicable; and that such agreements and contracts have been duly authorized, executed and delivered by, and each of them constitutes the legally valid and binding obligation of, such other parties including natural persons, as applicable, enforceable against such other parties in accordance with their respective terms;

6.           To the extent that the laws of any other jurisdictions may govern the transactions contemplated by the Documents, we have assumed that the laws of such other jurisdictions are identical to the laws of the State of Minnesota; and

7.           That none of the parties to the Documents is or has been a party to any fraud or illegality affecting any of the transactions provided for therein and that each of said parties has entered into such transactions in good faith and without notice of any adverse claim.

Qualifications

The opinions expressed hereinafter are subject to the following qualifications:

1.            Certain rights, remedies and waivers provided in the Documents (including, but not limited to, rights and remedies of "self help," waivers of notice or rights provided to CapSource by statute, or availability of equitable remedies and defenses generally) may be unenforceable under the laws of the State of Minnesota. Similarly, the enforceability of the Documents may be subject to generally applicable rules of law that limit or affect the

RIDER BENNETT, LLP

Whitebox Intermarket Partners, L.P.

May 1, 2006

enforcement of any provision under circumstances which would: (i) cause a substantial forfeiture or penalty on the burdened party, (ii) purport to require waiver of the obligations of good faith, fair dealing, reasonableness or diligence, (iii) grant a creditor the right to use force or cause a breach of the peace in the enforcement of rights, (iv) release, exculpate or exempt a party from, or require indemnification for, liability for its own action or inaction involving gross negligence, recklessness, willful misconduct or unlawful conduct, (v) entitle a party to recovery of attorneys' fees and other costs of enforcement, (vi) not discharge a guarantor, in the absence of a waiver or consent, to the extent that action by a creditor may impair the value of collateral securing the guaranteed obligations, or may materially modify the guaranteed obligations, to the detriment of the guarantor, (vii) violate public policy or otherwise be unconscionable as a matter of law; or (viii) the effect of state and federal bankruptcy and insolvency laws and equitable principles relating to or limiting the rights of creditors generally. However, the foregoing limitations should not, to our knowledge, substantially interfere with the practical realization of the benefits expressed in the Documents, except for the economic consequences of any procedural delay which may result from such laws and excluding the qualification described in clause (viii) above.

2.            We express no opinion as to matters governed by any laws other than the present laws of the State of Minnesota and applicable federal laws.

3.           Unless otherwise indicated, the opinions set forth are as of the date hereof and we disclaim any undertaking or obligation to advise you of changes which may hereafter be brought to our attention. The opinions set forth herein are limited to those expressly stated and no other opinions should be implied.

4.           The opinions set forth herein are expressed solely for the benefit of the Investors their affiliates, successors and assigns, and no other party shall be entitled to rely upon such opinions.

5.           This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith.

6.           As to matters of fact bearing upon the opinion set forth below, we have, with your consent, relied upon, and have not independently verified the accuracy of, the representations, warranties and other statements of all parties contained in the Documents and other documents contemplated therein. We have also relied on such certificates of governmental officials as we deemed appropriate. In rendering such opinions, we have additionally relied on those assumptions described and set forth in the Accord. Whenever reference is made to "our knowledge", it is limited to the "Actual Knowledge" of the "Primary Lawyer", David B. Dean,

RIDER BENNETT, LLP

Whitebox Intermarket Partners, L.P.

May 1, 2006

Esq., as those terms are defined in the Accord and without having conducted an independent investigation.

7.            Without limiting the generality of the foregoing, we express no opinion herein as to the enforceability or recognition of any (i) provision which purports to establish evidentiary standards; (ii) provision purporting to waive or establish jurisdiction, venue, service of process, the right to a jury trial or statutes of limitations; or (iii) provision for cumulative remedies to the extent compensating the party entitled thereto in excess of the actual loss suffered by such party.

8.            No opinion is expressed herein in any respect as to (i) the statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions; (ii) environmental laws and regulations; (iii) health and safety laws and regulations; (iv) fraudulent conveyance or fraudulent transfer laws; (v) defenses based on absence or inadequacy of consideration; (vi) patent, trademark, copyright and other intellectual property laws; (vii) tax laws and regulations; (viii) labor laws and regulations; and (ix) laws and regulations of or relating to the Board of Governors of the Federal Reserve System and the Comptroller of the Currency or otherwise governing banks.

9.            We express no opinion as to the enforceability of any provisions for late charges or default interest to the extent that such charges and interest would be considered penalties under general principles of contract law.

10.         We express no opinion herein as to compliance or the effect of non-compliance by any correspondent, agent or the Investors with any laws or regulations applicable to them or any of them in connection with the transactions described in the Documents.

Opinions

Based upon and subject to the foregoing, we are of the opinion that:

1.            CapSource is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado.

2.            CapSource has corporate power and authority to conduct its business as described in the Agreement and to enter into and perform its obligations under the Agreement, the Warrant Agreement, the Voting Agreement and the Registration Rights Agreement.

3.            CapSource is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

4.           The authorized, issued and outstanding capital stock of CapSource (including the Common Stock) conform to the respective descriptions thereof set forth in the Agreement. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are

RIDER BENNETT, LLP

Whitebox Intermarket Partners, L.P.

May 1, 2006

fully paid and nonassessable and have been issued in compliance with the registration and qualification requirements of federal and state securities laws or were issued pursuant to an available exemption from the registration and qualification requirements of applicable federal and state securities laws. The form of stock certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the Articles of Incorporation and Bylaws of CapSource and the Colorado Business Corporation Act (“CBCA”). The description of CapSource’s stock option plans or other compensation arrangements, and the options or other rights granted and exercised thereunder, set forth in the Agreement accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

5.            No stockholder of CapSource or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of CapSource arising (a) by operation of the Articles of Incorporation or Bylaws of CapSource or the CBCA or (b) to our best knowledge, otherwise.

6.           The Agreement, the Warrant Agreements, the Voting Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by, and are valid and binding agreements of, CapSource, enforceable in accordance with their terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

7.           The Common Stock and Warrant Shares to be purchased from CapSource under the Agreement and the Warrant Agreements have been duly authorized for issuance and sale pursuant to the Agreement and the Warrant Agreements and, when issued and delivered by CapSource pursuant to payment of the consideration set forth in the Agreements or Warrant Agreements, will be validly issued, fully paid and nonassessable.

8.            No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental agency, is required for CapSource’s execution, delivery and performance of the Agreement, Voting Agreement or the Registration Rights Agreement, and consummation of the transactions contemplated thereby, except such as have been obtained from or are required under the Securities Act of 1933, as amended, applicable state securities or blue sky laws, the OTC Bulletin Board and the National Association of Securities Dealers, Inc.

9.           The execution and delivery of the Agreement, the Warrant Agreements, Voting Agreement and the Registration Rights Agreement, by CapSource and the performance by CapSource of its obligations thereunder (a) have been duly authorized by all necessary corporate action on the part of CapSource; (b) will not result in any violation of the provisions of the Articles of Incorporation or Bylaws of CapSource; (c) will not constitute a breach of, or a default under, or result in the creation or imposition of, any lien, charge or encumbrance upon any

RIDER BENNETT, LLP

Whitebox Intermarket Partners, L.P.

May 1, 2006

property or assets of CapSource pursuant to, to our best knowledge any existing instrument or agreement of CapSource; or (d) to our best knowledge, will not result in any violation of any law, administrative regulation or administrative or court decree applicable to CapSource.

10.         CapSource is not, and after receipt of payment for the Common Stock or Warrant Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

11.         To our best knowledge, CapSource is not in violation of its Articles of Incorporation or Bylaws or any law, administrative regulation or administrative or court decree applicable to CapSource and is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material existing instrument or agreement.

The opinions expressed above are also subject to those exclusions and qualifications described and set forth in the Accord.

In rendering our opinions herein, we have made no investigation of the financial condition or credit of any party and this Opinion Letter should not be regarded in any way as a representation with respect thereto. Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events which are subsequently brought to our attention. We disavow any undertaking or obligation to advise you of any changes in law. This Opinion Letter is provided to you and is solely for your benefit in connection with the Documents. It may not be relied upon by any other person, or duplicated or disclosed, without our prior written consent.

Very truly yours,

Rider, Bennett LLP

By:	/s/ David B. Dean
David B. Dean

DBD/mbk

EXHIBIT H

Form of Secretary’s Certificate

(attached)

H-1

CAPSOURCE FINANCIAL, INC.

SECRETARY’S CERTIFICATE

This Secretary’s Certificate is delivered pursuant to Section 6.13 of that certain Securities Purchase Agreement dated as of May 1, 2006 (the “Agreement”) by and among CapSource Financial, Inc., a Colorado corporation (the “Company”) and the Investor listed on Exhibit A to the Agreement. Unless otherwise defined herein, capitalized terms used herein have the meaning ascribed to them in the Agreement.

The undersigned hereby certifies that:

1.           Attached hereto as Exhibit A are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company on April 21, 2006, authorizing the execution, delivery and performance by the Company of the Agreement and the other Transaction Agreements to which the Company is a party and the consummation of all the transactions contemplated thereby. Such resolutions have not been amended or rescinded since the date thereof.

2.           Attached hereto as Exhibit B is a true, correct and complete copy of the Company’s Bylaws. The Bylaws have been duly adopted and have not been modified, amended or rescinded since the date thereof.

Dated:	May 1, 2006
Steve Reichert, Secretary

Schedule 3.3

CapSource Financial, Inc. Subsidiaries

Name	Jurisdiction of Incorporation	Ownership
Capsource Equipment Company, Inc. (D/b/a Prime Time Trailers	Nevada	100%
Remolques y Sistemas de Aliados de Transportacion, S.A. de C.V. (d/b/a RESALTA)[1]	United Mexican States	100%[2]
Rentas Y Remolques de Mexico, S.A. de C.V. (d/b/a REMEX)[1]	United Mexican States	100%[2]
Opciones Integrales de Arrendamiento, S.A. de C.V. [1]	United Mexican States	100%[2]

_________________________

           1 As is customary in Mexico, the operating companies REMEX and RESALTA have an associated service company, Opciones Integrales de Arrendamiento, S.A.de C.V., that employs all of the personnel who perform services for the operating companies. The service company invoices the operating companies for the total personnel costs incurred on a monthly basis. This operating structure, which is common business practice in Mexico, is done as part of a financial and tax planning tool to limit certain personnel costs and related tax liabilities.

           2 See Schedule 3.16

Schedule 3.4 (e)

Outstanding Warrants

CapSource Financial, Inc. Warrantholder Ledger
Certificate No.	Date of Issue	No. of Shares	Expiration Date	Exercise Price	Certificate issued to:	Comments
011B	4/24/01	20,000	5/1/06	$5.00	Gary and Patricia Dolphus 7881 Pebble Beach Court Lake Worth, Florida 33467	Issued as part of capital contribution
012W	6/1/01	20,000	6/1/06	$1.10	Steven J. Kutcher 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued as compensation
013W	7/1/01	125,000	7/1/06	$1.10	Randolph M. Pentel 815 Deer Trail Court St. Paul, Minnesota 55118	Issued as compensation for service on the Board of Directors
014W	4/1/02	50,000	4/1/07	$1.30	Randolph M. Pentel 815 Deer Trail Court St. Paul, Minnesota 55118	Issued for 2001 Board participation
015W	4/1/02	25,000	4/1/07	$1.30	Steven E. Reichert 1927 Donegal Drive Woodbury, Minnesota 55125	Issued for 2001 Board participation
016W	4/1/02	25,000	4/1/07	$1.30	Fred C. Boethling 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2001 Board participation

Page 1	Last Updated - January 3, 2006

CapSource Financial, Inc. Warrantholder Ledger
Certificate No.	Date of Issue	No. of Shares	Expiration Date	Exercise Price	Certificate issued to:	Comments
017W	4/1/02	25,000	4/1/07	$1.30	Lynch Gratten Rentas y Remolques de Mexico S.A. de C. V. Varsovia No. 44, Piso 11 Col. Juarz Mexico, D.F., 06600	Issued for 2001 Board participation
018W	12/31/02	50,000	12/31/07	$1.75	Randolph M. Pentel 815 Deer Trail Court St. Paul, Minnesota 55118	Issued for 2002 Board participation
019W	12/31/02	25,000	12/31/07	$1.75	Fred C. Boethling 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2002 Board participation
020W	12/31/02	25,000	12/31/07	$1.75	Steven E. Reichert 1927 Donegal Drive Woodbury, Minnesota 55125	Issued for 2002 Board participation
021W	12/31/02	25,000	12/31/07	$1.75	Lynch Gratten Rentas y Remolques de Mexico S.A. de C. V. Varsovia No. 44, Piso 11 Col. Juarz Mexico, D.F., 06600	Issued for 2002 Board participation
022W	12/31/02	25,000	12/31/07	$1.75	Steven J. Kutcher 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2002 Board participation
023W	08/29/03	34,834	08/29/07	$2.45	Public Securities Inc. 300 North Argonne Rd. Suite 202 Spokane, WA 99212	Issued as part of Underwriting Compensation Note: Warrants cannot be exercised prior to 8/29/04

Page 2	Last Updated - January 3, 2006

CapSource Financial, Inc. Warrantholder Ledger
Certificate No.	Date of Issue	No. of Shares	Expiration Date	Exercise Price	Certificate issued to:	Comments
024W	12/31/03	25,000	12/31/08	$1.75	Fred C. Boethling 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2003 Board participation
025W	12/31/03	25,000	12/31/08	$1.75	Steven E. Reichert 1927 Donegal Drive Woodbury, Minnesota 55125	Issued for 2003 Board participation
026W	12/31/03	25,000	12/31/08	$1.75	Lynch Gratten Rentas y Remolques de Mexico S.A. de C. V. Varsovia No. 44, Piso 11 Col. Juarz Mexico, D.F., 06600	Issued for 2003 Board participation
027W	12/31/03	50,000	12/31/08	$1.75	Randolph M. Pentel 815 Deer Trail Court St. Paul, Minnesota 55118	Issued for 2003 Board participation
028W	12/31/03	25,000	12/31/08	$1.75	Steven J. Kutcher 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2003 Board participation
029W	12/31/04	25,000	12/31/09	$.80	Fred C. Boethling 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2004 Board participation
030W	12/31/04	25,000	12/31/09	$.80	Lynch Gratten Rentas y Remolques de Mexico S.A. de C. V. Varsovia No. 44, Piso 11 Col. Juarz Mexico, D.F., 06600	Issued for 2004 Board participation
031W	12/31/04	50,000	12/31/09	$.80	Randolph M. Pentel 815 Deer Trail Court St. Paul, Minnesota 55118	Issued for 2004 Board participation

Page 3	Last Updated - January 3, 2006

CapSource Financial, Inc. Warrantholder Ledger
Certificate No.	Date of Issue	No. of Shares	Expiration Date	Exercise Price	Certificate issued to:	Comments
032W	12/31/04	25,000	12/31/09	$.80	Steven E. Reichert 1927 Donegal Drive Woodbury, Minnesota 55125	Issued for 2004 Board participation
033W	12/31/04	12,500	12/31/09	$.80	Steven J. Kutcher 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2004 Board participation (½ year)
034W	1/3/06	25,000	1/3/11	$.70	Fred C. Boethling 2305 Canyon Boulevard Suite 103 Boulder, Colorado 80302	Issued for 2005 Board participation
035W	1/3/06	25,000	1/3/11	$.70	Lynch Gratten Rentas y Remolques de Mexico S.A. de C. V. Varsovia No. 44, Piso 11 Col. Juarz Mexico, D.F., 06600	Issued for 2005 Board participation
036W	1/3/06	50,000	1/3/11	$.70	Randolph M. Pentel 815 Deer Trail Court St. Paul, Minnesota 55118	Issued for 2005 Board participation
037W	1/3/06	25,000	1/3/11	$.70	Steven E. Reichert 1927 Donegal Drive Woodbury, Minnesota 55125	Issued for 2005 Board participation
038W	1/3/06	50,000	1/3/11	$.70	Wayne Hoovestol	Issued for 2005 Board participation
		937,334

Page 4	Last Updated - January 3, 2006

Right/Obligation to Convert Debt to Equity

As of May 1, 2006, the Company is indebted to Randolph M. Pentel in the amount of $871,865.89, such amount includes accrued interest to that date.

As a condition of the proposed Whitebox Advisors, LLC investment in the Company, Mr. Pentel will convert that entire amount into common stock of the Company on the same terms and conditions as set forth in Whitebox Stock Purchase Agreement. Accordingly, Mr. Pentel will convert the debt into common stock at $.40 per shares, or 2,179,664 shares. In addition, Mr. Pentel will receive warrants to purchase 2,179,664 shares of the Company’s common stock at a price of $.90 per share. The warrants will expire in 2011. Shares resulting from Pentel’s conversion will be registered as part of the registration obligation undertaken by the Company in connection with the Whitebox investment.

Page 5	Last Updated - January 3, 2006

Schedule 3.5(a)

1.	Attached is Capsource’s Form 10-KSB for 2005 as filed with the SEC.*

2.	Attached are unaudited condensed, consolidated financial statements for Capsource as of March 31, 2006.

*	See Form 10-KSB (as filed March 30, 2006, commission file no. 1-31730)

Part I - Financial Information PRELIMINARY

Item 1. Unaudited Condensed, Consolidated Financial Statements

CAPSOURCE FINANCIAL, INC. AND SUBSIDIARIES

Preliminary

Unaudited Condensed Consolidated Balance Sheets

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$178,705	$612,790
Rents and accounts receivable, net	1,953,445	795,812
Mexican value added taxes receivable	342,806	10,237
Inventory	3,754,725	1,193,701
Advances to vendors	361,452	891,256
Prepaid insurance and other current assets	31,279	123,278
Total current assets	6,622,412	3,627,074
Property and equipment, net	1,293,918	1,269,752
Other assets	148,263	155,584
Total assets	$8,064,593	$5,052,410

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$3,885,472	$532,582
Deposits and advance payments	285,362	702,069
Notes payable	2,115,243	2,126,209
Payable to stockholder	880,474	832,705
Total current liabilities	7,166,551	4,193,565
Long-term debt, including payable to stockholder	598,640	342,000
Total liabilities	7,765,191	4,535,565

Stockholders’ equity:
Common stock	123,787	123,787
Additional paid-in capital	11,722,403	11,722,403
Accumulated deficit	(11,546,788)	(11,329,345)
Total stockholders’ equity	299,402	516,845
Commitments and contingencies
Total liabilities and stockholders’ equity	$8,064,593	$5,052,410

See accompanying notes to unaudited condensed consolidated financial statements.

CAPSOURCE FINANCIAL, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

	THREE MONTHS ENDED
	March 31, 2006	March 31, 2005
Net sales and rental income	$5,494,718	$3,175,518
Cost of sales and operating leases	(5,024,771)	(2,928,316)
Selling, general and administrative	(544,166)	(531,192)
Operating loss	(74,219)	(283,990)
Interest, net	(91,755)	(419,489)
Other income (expense), net	(29,421)	(9,844)
Loss before income taxes	(195,395)	(713,323)
Income taxes	(22,048)	(11,384)
Net loss	$(217,443)	$(724,707)

Net loss per basic and diluted share	$(0.02)	$(0.07)

Weighted-average shares outstanding, basic and diluted	12,378,657	10,487,189

See accompanying notes to unaudited condensed consolidated financial statements.

CAPSOURCE FINANCIAL, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements

(1) Nature of Operations CapSource Financial, Inc. (CapSource or the Company) is a U.S. corporation with its principal place of business in Boulder, Colorado. CapSource is a holding company that sells and leases dry van and refrigerated truck trailers through its wholly owned Mexican operating subsidiaries. The Company operates in one segment, the leasing and selling of trailers, and all operations currently are in Mexico.

(2) Basis of presentation The accompanying unaudited condensed consolidated financial statements include the accounts of CapSource and its wholly owned subsidiaries. All intercompany balances have been eliminated in consolidation. In the opinion of Company management, the accompanying unaudited condensed, consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments, except as noted elsewhere in the notes to the condensed consolidated financial statements) necessary to present fairly the financial position of the Company as of March 31, 2006, and the results of operations and cash flows for the interim periods presented. These statements are condensed and, therefore, do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The statements should be read in conjunction with the consolidated financial statements and footnotes included in the Company’s annual report on Form 10-KSB for the year ended December 31, 2005. The results of operations for the three months ended March 31, 2006, are not necessarily indicative of the results to be expected for the full year.

The financial statements of the Company’s Mexican subsidiaries are reported in the local currency, the Mexican peso. However, as substantially all sales and leases are denominated in U.S. dollars, as well as generally all other activities, the functional currency is designated as the U.S. dollar. Those transactions denominated in the local currency are remeasured into the U.S. dollar, creating foreign exchange gains and losses that are included in other income (expense).

(3) Liquidity Since its inception, the Company has generated losses from operations, and as of March 31, 2006, had an accumulated deficit of $11,546,788 and a working capital deficit of $554,139.

The Company currently is negotiating with third party investors to supply additional debt/equity funding, although no financing agreements have been completed. In addition, the Company’s Chairman and largest stockholder has expressed his willingness and ability to continue to financially support the Company, at least through March 31, 2007 if needed, by way of additional debt and/or equity contributions.

Management believes that the cash on hand at March 31, 2006, together with cash expected to be received from a private equity placement in 2006 and cash expected to be generated by operations, will provide sufficient operational funds for the next twelve months, and satisfy obligations as they become due. If the Company experiences occasional cash short-falls, management expects to cover them with funds provided by the Company’s Chairman.

(4) Recognition of revenue from equipment sales Revenue generated by the sale of trailer and semi-trailer equipment is recorded at the time the title to the equipment legally transfers to the buyer, provided the Company has evidence of an arrangement, the sale price is fixed or determinable and collectibility is probable.

(5) Equipment leasing The Company’s leases are classified as operating leases for all of the Company’s leases and for all lease activity, as the lease contracts do not transfer substantially all of the benefits and risks of ownership of the equipment to the lessee and, accordingly, do not satisfy the criteria to be recognized as capital leases. In determining whether or not a lease qualifies as a capital lease, the Company must consider the estimated value of the equipment at lease termination or residual value.

Leasing revenue consists principally of monthly rentals and related charges due from lessees. Leasing revenue is recognized ratably over the lease term. Deposits and advance rental payments are recorded as a liability until repaid or earned by the Company. Operating lease terms range from month-to-month rentals to five years. Initial direct costs (IDC) are capitalized and amortized over the lease term in proportion to the recognition of rental income. At March 31, 2006, the Company had no capitalizes IDC. Depreciation expense and amortization of IDC are recorded as direct costs of trailers under operating leases in the accompanying consolidated statements of operations on a straight-line basis over the estimated useful life of the equipment. Residual values are estimated at lease inception equal to the estimated fair value of the equipment following termination of the initial lease (which in certain circumstances includes anticipated re-lease proceeds) as determined by the Company. In estimating such values, the Company considers various information and circumstances regarding the equipment and the lessee. Actual results could differ significantly from initial estimates, which could in turn result in impairment or other charges in future periods.

(6) Comprehensive income (loss) Comprehensive income (loss) includes all changes in stockholders’ equity (net assets) from non-owner sources during the reporting period. Since inception, the Company’s comprehensive loss has been the same as its net loss.

(7) Common stock issuance On February 18, 2005, the Company’s majority stockholder converted a Company note of $1,100,000 into 1,375,000 shares of Company common stock at the conversion price of $0.80 per share, pursuant to the terms of the convertible note. The March 31, 2005 consolidated statement of operations includes a charge of $353,100 to interest expense that represents the amortization of the beneficial conversion feature discount in connection with the convertible stockholder note.

For the three months ended March 31, 2006 and 2005, the Company did not issue any stock-based awards. Therefore, there is no pro forma stock-based compensation disclosure presented herein. All stock-based awards granted in previous periods were fully vested as of the issuance date, except for warrants to purchase 34,834 shares of Company common stock at $2.45 per share, which vested to the holder on August 29, 2004.

(8) Earnings per share The following summarizes the weighted-average common shares issued and outstanding for the three months ended March 31, 2006 and 2005:

	2005	2004
Common and common equivalent shares outstanding-beginning of period	12,378,657	9,860,800
Common shares issued for conversion of debt	—	1,375,000

Common and common equivalent shares outstanding - end of period	12,378,657	11,235,800

Historical common equivalent shares outstanding - beginning of period	12,378,657	9,860,800
Weighted average common shares issued during period	—	626,389

Weighted average common shares outstanding - basic and diluted	12,378,657	10,487,189

Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding increased for potentially dilutive common shares outstanding during the period. The dilutive effect of equity instruments is calculated using the treasury stock method.

Warrants to purchase 937,334 and 887,334 common shares as of March 31, 2006 and 2005, respectively, were excluded from the treasury stock calculation because they were anti-dilutive due to the Company’s net losses.

(9) Supplemental balance sheet information

	March 31 2006	December 31, 2005
Rents and accounts receivable, net:
Rents and accounts receivable	$1,966,010	$808,377
Allowance for doubtful accounts	(12,565)	(12,565)
Total rents and accounts receivable, net	$1,953,445	$795,812

Property and equipment, net:
Trailer and semi-trailer equipment	$2,147,648	$2,057,285
Vehicles	48,110	68,230
Furniture and computer equipment	142,480	140,557
	2,338,238	2,266,072
Accumulated depreciation	(1,044,320)	(996,320)
Total property and equipment, net	$1,293,918	$1,269,752

(10) Commitments As of March 31, 2006, the Company had committed to purchase an additional 145 trailers from Hyundai Translead, at a total purchase price of approximately $3,612,622, towards which the Company had made a down payment of $361,452.

Schedule 3.6(g)

Compensation

Effective as of the closing of the Prime Time Trailers acquisition the base salaries for the named individuals will be as follows:

Fred C. Boethling	$195,000

Steven J. Kutcher	$172,000

Steve E. Reichert	$163,000

Schedule 3.6(l)

As part of our Dealer Agreement with Hyundai, they grant us a credit facility of $1,000,000 to purchase Hyundai trailers. The amount of the facility that we use varies daily as trailers are delivered (both from Hyundai and to our customers). As of April 15, 2006 the amount drawn down on the facility was $926,000.

Schedule 3.6(n)

1.	See listing of outstanding common stock purchase warrants in Schedule 3.4(e).

Schedule 3.8

Material Contracts

1.          Dealer Agreement between CapSource Financial, Inc and its subsidiary RESALTA on one hand and Hyundai Translead on the other covering the sale of Hyundai trailers and parts Mexico.

2.          Floor Plan Financing Agreement between Capsource Equipment Company, Inc and Navistar Financial Corporation.

3.          Asset Purchase Agreement between Capsource Equipment Company, Inc and Prime Time Trailers, Inc. (pending)

4.          Loan Agreement between Marshall Bank and CapSource Financial, Inc.

5.          Dealer Agreement between Capsource Equipment Company, Inc. and Hyundai Translead covering the State of California. (pending)

6.          Facilities lease in Mexico City.

7.          California facilities lease between CapSource Equipment Company, Inc. and Ken and Marjorie Moore et al. (pending)

8.          Dealer Agreement between CapSource Financial, Inc. and Fontaine Trailers covering the sale of beverage trailers in Mexico.

9.          Employment Agreement between CapSource Financial, Inc and Fred C. Boethling.

10.         Employment Agreement between CapSource Financial, Inc and Steven E. Reichert.

11.         Employment Agreement between CapSource Financial, Inc. and Steven J. Kutcher

12.         Employment Agreement between CapSource Financial, Inc. and Lynch Grattan.

13.         2001 CapSource Financial, Inc. Stock Option Plan

14.         Promissory Note of CapSource Financial, Inc. payable to Joyce Birch.

15.         Promissory Note of CapSource Financial, Inc. payable to Irwin Pentel.

16.         Promissory Note of CapSource Financial, Inc. payable to Gary and Pat Dolphus.

17.         Promissory Note of CapSource Financial, Inc. payable to Church of the Risen Messiah.

18.         Promissory Note of CapSource Financial, Inc. payable to Nicole Kutcher.

19.         Promissory Note of CapSource Financial, Inc. payable to Anthony Kutcher.

20.         Bank Account in the name of Capsource Equipment Company, Inc. at San Jose National Bank, One North Market Street, San Jose, CA 95113. Steven J.. Kutcher, Fred Boethling Marge Lundry and Linda Hoffman are authorized to make withdrawals.

21.         Bank Account in the name of CapSource Financial, Inc at Associated Bank, NA, 740 Marquette, Minneapolis, MN 55402. Steven J. Kutcher, Fred C. Boethling and Randolph M. Pentel are authorized to make withdrawals.

22.         Bank Account in the name of CapSource Financial, Inc. at U.S. Bank 601 2nd Avenue South Minneapolis, MN 55402. Fred C. Boethling, Steven J. Kutcher and Randolph M. Pentel are authorized to make withdrawals.

23.         Bank Accounts in the name of Remolques y Sistemas Aliados de Transportacion, S.A. de C. V. (RESALTA) at BBVA Bancomer Sucrsal Cuautitlan Glorieta, Guillermo Gonzalez Camarena Loc 2, Parque Industrial Camatla, 54730 Cuautitlan Izcalli, Edo. de Mexico. Lynch Grattan, Alejandro Sanchez and Carlos Legaspi are authorized to make withdrawals.

24.         Bank Accounts in the name of Remolques y Sistemas Aliados de Transportacion, S.A. de C. V. (RESALTA) at HSBC Liverpool, Varsovia esquina Liverpool, Zona Rosa. Lynch Grattan, Alejandro Sanchez and Carlos Legaspi are authorized to make withdrawals.

25.         Bank Account in the name of Remolques y Sistemas Aliados de Transportacion, S.A. de C. V. (RESALTA) at Banamex Sucursal Santa Cecilia, Av. Santa Cecilia, 54140 Tlalnepantla, Edo. de Mexico. Lynch Grattan, Alejandro Sanchez and Carlos Legaspi are authorized to make withdrawals.

26.         Bank Accounts in the name of Rentas y Remolques de Mexico, S.A. de C.V. (REMEX) at Banamex Sucursal Santa Cecilia, Av. Santa Cecilia, 54140 Tlalnepantla, Edo. de Mexico. Lynch Grattan and Alejandro Sanchez are authorized to make withdrawals.

27.         Bank Account in the name of Rentas y Remolques de Mexico, S.A. de C.V. (REMEX) at Santander Serfin Sucursal Isabel, Paseo de la Reforma 211, Sucursal Santander 35. Lynch Grattan and Alejandro Sanchez are authorized to make withdrawals.

28.         Bank Accounts in the name of Opciones Integrales de Arrendamiento, S.A. de C. V. at Banamex Sucursal Santa Cecilia, Av. Santa Cecilia, 54140 Tlalnepantla, Edo. de Mexico. Lynch Grattan, Alejandro Sanchez and Carlos Legaspi are authorized to make withdrawals.

29.         Amendment No. 1 to the Employment Agreement between CapSource Financial, Inc. and Fred C. Boethling limiting severance pay, extending termination date and adding non-compete and non-disclosure provisions.

30.         Amendment No. 1 to the Employment Agreement between CapSource Financial, Inc. and Steven E. Reichert limiting severance pay, extending termination date and adding non-compete and non-disclosure provisions.

31.         See Footnote 1 in Schedule 3.3 for a discussion of the contractual relationship between REMEX and RESALTA and the service company.

32.         Benefit Plan for Mexican employees: All employees are provided health insurance. We also comply with government mandated benefits which are paid vacation, Christmas bonus of two weeks salary, and severance payment.

33.         Randolph M. Pentel has pledged 1,000,000 shares of common stock of the Company owned by him to secure the $1,000,000 credit facility with Hyundai. See Schedule 3.6(l).

34.         See attachment for a description of the leases held by REMEX.

Schedule 3.8( c )

Affiliate Arrangements, Contracts and Agreements

1.	See Schedule 3.4(e) regarding Pentel’s obligation to convert debt to equity.

Schedule 3.9

Intellectual Property

None.

Schedule 3.15

Employment Matters

1.	Boethling Employment Agreement*, as amended by Amendment # 1** (attached).
2.	Reichert Employment Agreement***, as amended by Amendment #1**** (attached).
3.	Kutcher Employment Agreement*****, as amended by Amendment #1****** (attached).

* As filed with the SEC on CapSource’s Registration Statement on Form SB-2 filed October 7, 2002, as amended by CapSource’s Amendment No. 1 to Form SB-2 filed December 9, 2002.

** As filed with the SEC on CapSource’s Registration Statement on Form SB-2 filed on October 5, 2006.

*** As filed with the SEC on CapSource’s Registration Statement on Form SB-2 filed October 7, 2002, as amended by CapSource’s Amendment No. 1 to Form SB-2 filed December 9, 2002.

**** As filed with the SEC on CapSource’s Registration Statement on Form SB-2 filed on October 5, 2006.

***** As filed with the SEC on CapSource’s Form 8-K filed January 11, 2006.

****** As filed with the SEC on CapSource’s Registration Statement on Form SB-2 filed on October 5, 2006.

Schedule 3.16

Related Party Obligations

1.          Lynch Grattan owns one (1) share of each of the Mexican subsidiary companies to comply with Mexican legal requirements. See Schedule 3.3.

Schedule 3.19

Permits and Licenses

1.          The following permits and licenses are either complete or in various stages of completion in connection with the Company’s acquisition of Prime Time Trailers, Inc.:

a)    Registration of fictitious name with San Bernardino County, California

b)    Vehicle Dealer License, State of California

c)    Employer Identification number, State of California

d)    Taxpayer Identification number, State of California

e)    US Federal Excise Tax registration

f)    Seller’s Permit, State of California

2.          RESALTA has the following permits and licenses:

a)    Tax Identification from Secretaria de Hacienda y Credito Publico

b)    Foreign Investment Permit from Secretaria de Economia

c)    Export/Import License from Secretaria de Hacienda y Credito Publico

d)    License for Business Operations from Ayuntamiento de Tlalnepantla (City)

e)    General Business License from Secretaria de Economia

REMEX has the following permits and licenses:

a)    Tax Identification from Secretaria de Hacienda y Credito Publico

b)    Foreign Investment Permit from Secretaria de Economia

c)    Export/Import from Secretaria de Hacienda y Credito Publico

d)    General Business License from Secretaria de Economia

e)    Permit for Leasing from Secretaria de Comunicaciones y Transportes

Service Company (Opciones) has the following permits and licenses:

a)    Tax Identification from Secretaria de Hacienda y Credito Publico

b)    Foreign Investment Permit from Secretaria de Economia General Business License from Secretaria de Economia

c)    Social Security Tax Authorization from Instituto Mexicano del Seguro Social & Infonavit

d)    Local Payroll Tax License from Ayuntamiento de Tlalnepantla (City)

Schedule 3.23

On June 21, 2005, the Company entered into an agreement with Keane Securities Co., Inc. whereby Keane is to act as a placement agent for the $2 million minimum and $3 million maximum of the Company’s securities. That agreement requires the Company to pay a fee of 10% of the cash raised and to grant to Keane an option to purchase 500,000 shares of the Company’s common stock at a 20% premium to the price paid by an investor they secured ($.48) and warrants to purchase 500,000 shares of the Company’s common stock for a period of five years at an exercise price twenty percent higher that to be paid by an investor, or $1.08. The Warrants expire five (5) years from the date of the cash payment to Keane.

Schedule 3.25

SEC Filings Exceptions

None.

Schedule 3.26

Material Adverse Changes

Since the Balance Sheet Date there has been no material adverse change in the Company’s business, financial condition or affairs.